Bullion Monarch Mining Updates Drill Results From Bom Jesus Project

Orem, Utah – April 5, 2010 - Bullion Monarch Mining Inc. (OTCBB: BULM) with its JV partner Dourave, has commenced a 3000m diamond drill program on its Bom Jesus project in Northern Brazil. Bullion Monarch Mining has earned a 33.3% interest in both the Bom Jesus and the Bom Jardim properties by providing capital for exploration. Bullion Monarch is encouraged by the progress being made on the project and is pleased to report the following limited results:

Drill hole FBJ-08 has been finalized with intense alteration encountered from near surface at 60m depth to the bottom of the 308m deep hole. The drillcore is currently being logged, sampled and submitted for assay. Drilling of FBJ-09 commenced March 29th and has already encountered strong alteration and will test the extension of known mineralization as encountered in FBJ-04.

Previous drilling of similar conductors on this property intersected grades of 11.44m @ 1.4g/t Au & 0.42% Zn associated with between 7-10% disseminated sulphides. High grade veins nearer the surface returned grades of 0.50m @19.20g/t Au and 1.21m @ 5.58 g/t Au.

Current drilling will also test the down dip extension of shallow, high grade, parallel vein systems which returned bonanza grades from channel samples taken from shafts of 0.45m @ 83.45 g/t Au, 0.55m @ 34.49g/t Au, 0.80m @ 19.83 g/t Au, 0.30m @ 139.69 g/t Au,, 1.55m @ 32.08 g/t Au & 0.60m @ 315.04 g/t Au.

These exploration results are a confirmation of the investment Bullion Monarch Mining chose to make in the Bom Jesus project. The high grade surface sampling, underground vein samples, strong geophysical and geochemical anomalies, the apparent presence of disseminated sulphides and intense alteration in drillcore samples shows positive progress for the project.

Bullion Monarch Mining, Inc. (www.bullionmm.com) is a publicly traded (BULM.OB) natural resource development and royalty company with interests in gold, silver and oil shale.

Investor Contact Information

Rob Morris

robmorris@bullionmm.com

(801) 426-8111

Media Contact Information

AJ Sterling Consulting

info@bullionmm.com

(435) 669-3855

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Adjacent Property Information

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